MIDWAY AIRLINES CORPORATION
                             1997 STOCK OPTION PLAN


         1. Establishment and Effective Date. Midway Airlines Corporation, a Delaware corporation (the "Corporation"), hereby establishes a stock option plan to be known as the Midway Airlines Corporation 1997 Stock Option Plan" (the "Plan"). The Plan shall become effective on the effective date of the initial public offering of the Corporation's common stock, par value $.01 ("Common Stock"), subject to the consummation of such initial public offering. Upon approval by the Board of Directors of the Corporation (the "Board"), awards may be made as provided herein, subject to such consummation. In the event that such initial public offering is not consummated, any such awards shall be cancelled and all rights of individuals with respect to such awards shall thereupon cease.

         2. Purpose. The Corporation desires to attract and retain the best available employees, officers, directors and consultants for itself and its Subsidiaries and to encourage the highest level of performance by such individuals in order to serve the best interests of the Corporation and its shareholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible individuals the opportunity to acquire stock ownership interests in the Corporation, and to thereby provide them with incentives to put forth maximum efforts for the success of the Corporation and its Subsidiaries. The term "Subsidiary" as used herein means each corporation which meets the definition of "subsidiary corporation" contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         3. Form of Awards. Stock options awarded under the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code ("ISOs") or options that do not meet the requirements of Section 422 of the Code ("NSOs"). Unless otherwise indicated, references in the Plan to "Options" shall include both ISOs and NSOs. An Option (or a portion thereof) that is not designated as an ISO, or that does not satisfy all of the requirements of
Section 422 of the Code, and any Option granted to an individual who is not an employee or officer of the Corporation or a Subsidiary, shall not constitute an ISO.

         4. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 557,255, subject to adjustment pursuant to Section 11. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that any Option under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised in whole or in part for any reason, then the shares of Common Stock covered by such Option may, at the discretion of the Committee (as defined below), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine.


         5.       Administration.

         (a) Committee. The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board; provided, however, that with respect to any





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Option grant to an Optionee (as defined in Section 6) who is subject to Section
16 of the Securities Exchange Act of 1934, as amended (the "Act"), (A) the members of the Committee shall each be a "Non-Employee Director" as defined in Rule 16b-3(b)(3) under the Act, or (B) the full Board shall act in lieu of the Committee hereunder.

         (b) Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the exercise price of such Options, the term of each such Option, the number of shares of Common Stock to be covered by each such Option and any vesting standards applicable to each such Option; (ii) to designate Options as ISOs or NSOs; and (iii) to determine the employees, officers, directors and consultants to whom, and the time or times at which, Options shall be granted.

         (c) Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause the Plan to fail to comply with Rule 16b-3(d) under the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

         (d) Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all Optionees who have received awards under the Plan and all other interested persons.

         (e) Liability; Indemnification. No member of the Committee, nor any individual to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Certificate of Incorporation and Bylaws, as amended from time to time.

         6. Eligibility. Options may be granted to employees, officers, directors and consultants of the Corporation and its Subsidiaries; provided, however, that ISOs may not be granted to any individual who is not an employee or officer of the Corporation or its Subsidiaries. In determining the individuals to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by such individuals, their present and potential contribution to the success of the Corporation and its Subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. Any individual who is granted an Option under the Plan is referred to as an



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"Optionee."

         7.       Terms and Conditions of Options.

         (a) Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions as the Committee shall from time to time determine.

         (b) Written Agreement. Each award of Options shall be evidenced by a written agreement, executed by the Optionee and the Corporation, and containing such restrictions, terms and conditions, if any, as the Committee may require (the "Option Agreement"). In the event of any conflict between an Option Agreement and the Plan, the terms of the Plan shall govern.

         (c) Option Price. The price at which a share of Common Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee at the Date of Grant; provided, however, that with respect to ISOs, the option price shall not be less than one hundred (100) percent of the Fair Market Value (as defined in Section 14(b) of the Common Stock subject to such Option on the Date of Grant (as defined in Section 14(a). Options granted concurrently with the Corporation's initial public offering shall have an exercise price equal to the initial public offering price.

         (d) Term of Options. The term of each Option granted under the Plan shall be established by the Committee. Except as otherwise provided in Section 8(a) with respect to ten (10) percent stockholders of the Corporation, the term of each ISO shall not exceed ten (10) years from the Date of Grant.

         (e) Exercise of Options; Vesting. No Option shall be exercisable until it has vested. Unless otherwise provided in an Option Agreement, each Option shall vest and become exercisable to the extent of twenty (20) percent of the number of shares originally covered thereby on the first anniversary of the Date of Grant of such Option and to the extent of an additional twenty (20) percent on the second, third, fourth and fifth anniversaries of the Date of Grant. The Committee may, in its discretion, accelerate the exercisability of any Option at any time.

         (f) Exercise of Options. Options may be exercised by an Optionee by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or, if the Committee, in its sole discretion, permits in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Optionee, shall be delivered to the Optionee



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         8.       Special Rules Applicable to ISOs.

         (a) Ten Percent Stockholder. Notwithstanding any other provisions of this Plan to the contrary, an individual may not receive an ISO under the Plan if such individual, on the Date of Grant, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation or its Subsidiaries, unless (i) the option price for such ISO is at least one hundred and ten (110) percent of the Fair Market Value of the Common Stock subject to such ISO on the Date of Grant and (ii) such ISO is not exercisable after the date five (5) years from its Date of Grant.

         (b) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or any other plan of the Corporation or a Subsidiary) shall not exceed one hundred thousand dollars ($100,000). Any portion of an Option which exceeds this annual limit shall be a NSO.

         (c) Limitations on Time of Grant. No grant of an ISO shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by the Corporation's stockholders.

         9.       Nontransferability of Options.

         No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will, the applicable laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Optionee during his or her lifetime and, following the Optionee's death, may be exercised only as provided in Section 10(c).

         10.      Effect of Termination of Employment on Options.

         (a) Termination of Employment. In the event that an Optionee's employment or service as a non-employee director or consultant with the Corporation or a Subsidiary shall be terminated (for reasons other than death or disability) or in the event such Optionee shall resign from employment or service as a non-employee director or consultant, vested Options held by such Optionee may be exercised (to the extent that the Optionee was entitled to do so at the time such employment or services ended) at any time within thirty (30) days after such employment or services ended, unless, in the case of an NSO, the exercise period is extended by the Committee; provided, however, if the Corporation severs the employment relationship or the performance of services by Optionee for "Cause" (as hereinafter defined), the Optionee's right to exercise vested

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options shall terminate simultaneously with such severance of employment or services. In no event, however, may the Option be exercised after the expiration date of the Option as designated by the Committee pursuant to Section 7(d).

         (b) Disability. In the event that an Optionee's employment or service as a non-employee director or consultant with the Corporation or one of its Subsidiaries shall be terminated as a result of the disability of the Optionee (within the meaning of Section 22(e)(3) of the Code), vested Options may be exercised (to the extent that the Optionee was entitled to do so on the date he or she terminated employment or ceased serving as a non-employee director or consultant) at any time during the first twelve (12) months after such Optionee terminated employment or ceased serving as a non-employee director or consultant, unless, in the case an NSO, the exercise period is extended by the Committee. In no event, however, may the Option be exercised after the expiration date of the Option as designated by the Committee pursuant to Section 7(d).

         (c) Death. If an Optionee shall die while employed by or serving as a non-employee director or consultant of the Corporation or one of its Subsidiaries or within three (3) months after the termination of such employment or cessation of such director's term or service as a consultant, vested Options may be exercised to the extent that the Optionee was entitled to do so at the time of his or her death by the Optionee's estate or by the person who acquires the right to exercise such Option on his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Optionee's death, unless, in the case of an NSO, the exercise period is extended by the Committee. In no event, however, may the Option be exercised after the expiration date of the Option as designated by the Committee pursuant to Section 7(d).

         (d) Nonvested Options. Unless accelerated in accordance with Section 7(d), unvested Options shall terminate immediately upon the Optionee's termination of employment or cessation of service as a non-employee director or consultant with the Corporation and its Subsidiaries for any reason whatsoever, including death or disability.

         (e) Cause. For purposes of the Plan, "Cause" shall mean (i) the commission by Optionee of a felony involving moral turpitude, (ii) the gross negligence, misconduct or the breach by Optionee of any statutory or common law duty of Optionee to the Company or (iii) any other act, omission to act, statement or event which the Committee determines sufficient to constitute "Cause" hereunder or as it may announce from time to time.

         11. Adjustment upon Changes in Capitalization. Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

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         12. Amendment and Termination of Plan. Subject to any approval of the shareholders of the Corporation that may be required (or, in the opinion of the Committee, appropriate) under law or the rules of any securities exchange on which the shares of Common Stock are listed or similar entity, the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall materially and adversely alter or impair any Option previously granted under the Plan without the consent of the holder thereof. No amendment requiring shareholder approval under Treasury Regulation
Section 1.162-27 or Section 422 of the Code shall be valid unless such shareholder approval is secured as provided therein.

         13.      Miscellaneous Provisions.

         (a) Date of Grant. "Date of Grant" shall refer to the date on which any Option is granted to an Optionee as set forth in the Option Agreement.

         (b) Fair Market Value. "Fair Market Value" of a share of Common Stock as of any date shall mean the average of the high "bid" and low "asked" prices of the shares during the three (3) most recent days on which the shares were traded, as reported on the principal exchange on which the shares are listed.

         (c) Tax Withholding. The Corporation shall have the right to require Optionees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an Optionee in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its discretion, permit an Optionee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the Optionee or (ii) having the Corporation withhold from shares otherwise deliverable to the Optionee. Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of ISOs, the foregoing right shall be deemed to be provided to the Optionee at the time of such award.

         (d) Compliance With Section 16(b). In the case of an Optionee who is or may be subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such person will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to an Optionee who is or may be subject to Section

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16 of the Act.

         (e) Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation shall make appropriate provision for the preservation of Optionees' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         (f) No Right to Employment. Nothing in the Plan or in any Option Agreement entered into pursuant to Section 7(b), nor the grant of any Option, shall confer upon any individual any right to continue in the employ of the Corporation or a Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or interfere with or limit the right of the Corporation or a Subsidiary to modify the terms of or terminate such individual's employment at any time.

         (g) Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Optionee at the Optionee's address as set forth in the books and records of the Corporation or its Subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation.

         (h) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         (i) Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by its duly authorized officers this ____________ day of __________, 1997.


                                        MIDWAY AIRLINES CORPORATION

                                        By:
                                             ----------------------
                                        Its:         President




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                           MIDWAY AIRLINES CORPORATION
                             1997 STOCK OPTION PLAN


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                           MIDWAY AIRLINES CORPORATION
                             1997 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                                               PAGE

1.       Establishment and Effective Date.........................................................................1

2.       Purpose..................................................................................................1

3.       Form of Awards...........................................................................................1

4.       Maximum Shares Available.................................................................................1

5.       Administration...........................................................................................2

6.       Eligibility..............................................................................................2

7.       Terms and Conditions of Options..........................................................................3

8.       Special Rules Applicable to ISOs.........................................................................4

9.       Nontransferability of Options............................................................................4

10.      Effect of Termination of Employment on Options...........................................................4

11.      Adjustment upon Changes in Capitalization................................................................5

12.      Amendment and Termination of Plan........................................................................6

13.      Miscellaneous Provisions.................................................................................6


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